EXHIBIT 4.3


THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE ASSIGNED, SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS AN OPINION OF COUNSEL TO SUCH EFFECT.

                       GAY ENTERTAINMENT TELEVISION, INC.

                         FORM OF - COMMON STOCK WARRANT

No. ___                                                   ________, 199__

                    VOID AFTER ________, 200__ at 5:00 PM EST
                       (or earlier upon the occurrence of
                         certain events described below)

                  THIS CERTIFIES that, for value received, THE AGEAN GROUP, INC. or assigns (the "Holder"), shall be entitled to subscribe for and purchase from GAY ENTERTAINMENT TELEVISION, INC., a New York corporation (the "Corporation"), that number of Units (the "Warrant Units") of Common Stock, $.0001 par value per share (the "Common Stock"), and Redeemable Common Stock Purchase Warrants (the " Stock Warrants") , of the Corporation equal to_____, which Warrant are not immediately separable from the Units, but will become separable on or before six
(6) months from Closing Date I, subject to earlier separability at the discretion of the Representative of the several underwriters, pursuant to the terms and subject to the conditions hereof. This Warrant is being issued in connection with that certain Underwriters Agreement by and between the Corporation and the Holder. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Underwriters Agreement.

                  SECTION 1. EXERCISE PERIOD. This Warrant may be exercised by the Holder at any time or from time to time from the date hereof and on or prior to 5:00 PM Eastern Standard Time _________, 200__ (such period being herein referred to as the "Exercise Period"); PROVIDED, HOWEVER, that this Warrant may not be exercised until such time as the Exercise Price shall have been determined as provided in Section 2.

                  SECTION 2. EXERCISE PRICE. The exercise price (the "Exercise Price") at any time for each Warrant Unit shall be $5.10 per Warrant Unit. Each Underlying Warrant will be exercisable for a three (3) year period commencing on the date hereof to purchase one-half (.5) share of Common Stock at an exercise price of $6.30 per share of Common Stock. No fractional shares will be issued. The Exercise Price shall be subject to adjustment pursuant to Section 5 hereof.

                  a. The Holder may elect to instruct the Corporation to withhold form the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of the exercise to pay the exercise price.

                  SECTION 3.  EXERCISE OF WARRANT; WARRANT SHARES.

                  a. The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional interest), by (i) the surrender of this Warrant (properly endorsed) at any office of the Corporation (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), (ii) delivery to the Corporation of a notice of election to exercise in the form of EXHIBIT A attached hereto, and
(iii) payment to the Corporation of the aggregate Exercise Price by cash, wire transfer funds or check.

                  b. Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 3(a) above is referred to herein as an "Exercise Date." Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Units being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Units, then the Corporation shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Units that remain after exercise of the Warrant.

                  c. The person whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Corporation are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder to the extent such taxes would exceed the taxes otherwise payable if such certificate had been issued to the Holder.

                  SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Corporation represents and warrants to the Holder that all shares of Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will from time to time use its


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reasonable efforts to take all such action as may be required to assure that the stated or par value per share of the Common Stock is at all times no greater the then effective Exercise Price. The Corporation shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant. The Corporation warrants that the provisions of this Warrant are in compliance with laws applicable thereto.

                  SECTION 5.  ADJUSTMENT OF EXERCISE PRICE.

                  a. If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price (upon its determination in accordance with Section 2 of this Warrant) shall be decreased such that the aggregate number of Warrant Units issuable upon exercise of this Warrant as of such record date shall be increased in proportion to such increase in outstanding shares.

                  b. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price (upon its determination in accordance with Section 2 of this Warrant) shall be increased such that the aggregate number of Warrant Units issuable upon exercise of this Warrant as of such record date shall be decreased in proportion to such decrease in outstanding shares.

                  c. If, at any time after the date hereof, any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision or split-up or combination of shares) shall be consummated, then this Warrant shall be exercisable after such reorganization or reclassification into the kind and number of shares of stock or other securities or property of the Corporation to which the holder of the number of shares of Common Stock (immediately prior to the time of such reorganization or reclassification) issuable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification. The provisions of this subsection (c) shall similarly apply to successive reorganizations or reclassifications.

                  d. All calculations under this Section 5 shall be made to the nearest one-thousandth of a cent ($.001) or the nearest one-thousandth of a share, as the case may be.

                  e. On any Exercise Date, the Corporation shall give written notice thereof to the Holder, or any adjustment in the Exercise Price setting forth in reasonable detail and certifying the calculation of such adjustment.


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


                  SECTION 6. REGISTRATION RIGHTS. For a period of seven (7) years from the date hereof, the Holders have the right to include the Warrant Units and/or the shares of Common Stock issuable upon exercise of this Warrant and/or the Underlying Warrants on any registration statement or similar offering document filed by the Corporation. Additionally, upon the request of 50% of more of the holders of the Warrant Units and registrable securities during the period commencing one (1) year from the commencing of trading of the Corporation's Common Stock and expiring four (4) years thereafter, the Corporation will register the Warrant Units and/or any of the securities issuable upon their exercise.

                  SECTION 7. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

                  SECTION 8. RESTRICTIONS ON TRANSFER. This Warrant, the Warrant Units and all rights hereunder will not be transferable for one (1) year from the commencement of trading of the Corporation's Common Stock, except to (i) officers of the Representative, other Underwriters, and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law. Thereafter, this Warrant, the Warrant Units and all rights hereunder are transferable, in whole or in part, at the agency or office of the Corporation referred to in Section 3 hereof, by the Holder, in person or by duly authorized attorney, upon (x) surrender of this Warrant properly endorsed, and (y) delivery of a notice of transfer in the form of EXHIBIT B hereto. Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, the holder hereof shall be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; PROVIDED, HOWEVER, that until each such transfer is recorded on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

                  SECTION 9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  SECTION 10. NOTICES. All notices or other communications which are required or permitted hereunder shall be made as specified in the Note.

                  SECTION 11. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts or laws).

                  SECTION 12. HEADINGS. The headings of the various sections contained in this


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



Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

                  SECTION 13. AMENDMENT AND WAIVER. This Warrant may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Corporation and the Holder.

                  IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date first written above.

                                       GAY ENTERTAINMENT TELEVISION, INC.



                                       By:      __________________________
                                       Name:    __________________________
                                       Title:   __________________________




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



                                    EXHIBIT A

                     FORM OF NOTICE OF ELECTION TO EXERCISE
                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]

To Gay Entertainment Television, Inc.:

                  The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase ___________ Units of GAY ENTERTAINMENT TELEVISION, INC., and herewith tenders the aggregate payment of $__________ in the form of cash, wire transfer funds or check in full payment of the purchase price for such Units. The undersigned requests that a certificate for such shares be issued in the name of _______________________, whose address is _____________________________
_____________________________________________, and that such certificate be delivered to___________________, whose address is_____________________________.


                  If such number of Units is less than all of the Units purchasable under the current Warrant, the undersigned requests that a new Warrant, or like tenor as the Warrant to which this form is attached, representing the remaining balance of the Units purchasable under such current Warrant be registered in the name of _____________________, whose address is __________________________________________________________________, and that such new Warrant be delivered to __________________, whose address is _________
______________________________________________________________________________.


                      Signature:  ______________________________________________
                                  (Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)

                      Date:       ________________

                                    EXHIBIT B

                           FORM OF NOTICE OF TRANSFER
                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]

                  For value received, the undersigned hereby sells, assigns and transfers unto _____________________, all of the rights represented by the Warrant to which this form is attached to purchase _____________ shares of Common Stock of GAY ENTERTAINMENT TELEVISION, INC. (the "Corporation"), to which such Warrant relates, and appoints ______________________ as its attorney to transfer such right on the books of the Corporation, with full power of substitution in the premises.

                       Signature:______________________________________________
                                 (Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)

                       Address:  ______________________________________________

                                 ______________________________________________

                       Date:     ________________



Signed in the presence of :

__________________________